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                                                                     Exhibit 3.3

                                                                         ANNEX A


                              ARTICLES OF AMENDENT
                                       OF
                               ANTEON CORPORATION

                 ----------------------------------------------


To the State Corporation Commission
Commonwealth of Virginia

      The following Articles of Amendment are hereby submitted pursuant to the provisions of the Virginia Stock Corporation Act on behalf of the corporation hereinafter named.

      1. The name of the corporation (hereinafter referred to as the "Corporation") is Anteon Corporation.

      2. The Capitalization as set forth in the Articles of Incorporation of the Corporation is hereby amended to read as follows:

      "There shall be one class of stock, Common Stock, and there shall be 17,661,840 shares authorized for issuance at a par value of $0.05 per share. Each share of Common Stock shall have full voting rights.

      3. The date of adoption of the amendment herein provided for was August 22, 2000.

      4. The amendment herein provided for was adopted by unanimous consent of all of the stockholders of the Corporation.

      IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be executed in its corporate name on this 22nd day of August, 2000.


                                     ANTEON CORPORATION


                                     By:
                                         ---------------------------------------
                                         Name: Joseph M. Kampf
                                         Title: President and CEO